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                                                                  Exhibit 10.163

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                            ASSET PURCHASE AGREEMENT

                             Dated as of May 6, 2002

                                  by and among

                              CERTIS U.S.A., L.L.C.

                                    as Buyer,

                                       and

                                   ECOGEN INC.
                                 ECOGEN-BIO INC.
                       ECOGEN TECHNOLOGIES I INCORPORATED

                                   as Sellers

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

     ASSET PURCHASE AGREEMENT (herein, together with the Schedules and Exhibits attached hereto, referred to as this "Agreement"), dated as of May 6, 2002, by and among CERTIS U.S.A., L.L.C., a Delaware limited liability company (the "Buyer"), ECOGEN INC., a Delaware corporation ("Ecogen"), ECOGEN-BIO INC., a Delaware corporation ("Ecogen-Bio") and ECOGEN TECHNOLOGIES I INCORPORATED, a Delaware corporation ("Ecogen-Tech" and collectively with Ecogen and Ecogen-Bio, the "Sellers" and individually, a "Seller"). Capitalized terms used in this Agreement are defined or otherwise referenced in Section 10.03.

                                   WITNESSTH:
                                   ---------

     WHEREAS, the Sellers are in the business of, among other things, researching, developing, evaluating, manufacturing, licensing and selling bioinsecticide products and insecticidal nematodes products;

     WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, certain assets related to the Bacillus thuringiensis ("Bt") bioinsecticide products (excluding only those Bt bioinsecticide products known as CellCap(TM) products) and insecticidal nematode products used in the Sellers' business, including those products listed on Schedule A (collectively the "Products"), all as specified herein upon the terms and conditions hereinafter set forth; and

     WHEREAS, simultaneously herewith Sellers and Buyer will enter into an agreement to grant Buyer a license to manufacture, have manufactured, market, sell and distribute the Products, in the form of Exhibit H attached hereto (the "Pre-Closing Business Arrangement Agreement").

     NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants made herein, the Buyer and the Sellers, each intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     Section 1.01 Purchase and Sale of Assets. (a) At the Closing provided for in Section 2.01, on the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell, convey, transfer, assign and deliver to the Buyer, free and clear of any and all Liens except for Permitted Liens, and the Buyer shall purchase and acquire from the Sellers, all of the right, title and interest of the Sellers in and to the assets and rights set forth below (collectively, the "Purchased Assets"):

                     (i) all inventories relating to the Products including raw materials, work in progress, consigned goods, finished goods, packaging and labels (including any of the foregoing in the possession of third party manufacturers, suppliers, dealers or

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      others in transit) (the "Inventory") including the Inventory set forth on
      Schedule 1.01(a)(i);

           (ii)   all machinery and equipment set forth on Schedule 1.01(a)(ii);

          (iii) all Bt strains (understood not to include Pseudomonas strains) (the "Bt Strains"), Photorhabdus strains, Xenorhabdus strains, and nematode strains (collectively, the "Strains"), all past and current Bt genes, proteins and associated libraries and all specifications, processes, standard operating procedures ("SOPs"), manufacturing and quality control processes and procedures and technological know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) owned, licensed or used by the Sellers (the "Technology") including those set forth in the reports, binders and other items listed in Schedule 1.01(a)(iii) (it being understood that the Bt Strains are listed in the binders provided by Sellers to Buyer and initialed by representatives of Buyer and Ecogen, hereinafter, the "Binders"); provided, however, subject to the terms and conditions herein, Buyer shall permit Ecogen to retain one copy of the Bt Strains and one set of the Binders for the sole purpose of enforcing Sellers' rights pursuant to the agreements listed in Section 1.01(b)(iii)(B) through (F);

           (iv) all electronic and software databases that were developed or used in connection with any of the Products or the Purchased Assets including those used to track, store or identify the strains, genes and proteins (the "Databases") provided, however, subject to the terms and conditions herein, Buyer shall permit Ecogen to retain one set of the Databases for the sole purpose of enforcing Sellers' rights pursuant to the agreements listed in Section 1.01(b)(iii)(B) through (F);

            (v) all product registrations relating to the Products pending before, issued or granted by any Governmental Entity including those set forth on Schedule 1.01(a)(v) (the "Product Registrations"), all regulatory files including all supporting data and all correspondence with any Governmental Entity, and any other approvals, consents, permits, licenses, registrations, authorizations, applications and clearances of any Governmental Entity or Person issued or granted to the Sellers including all licenses, product clearances and any other authorizations relating, in each case, to any of the Products or the Purchased Assets (the "Permits") including the Permits set forth on Schedule 1.01(a)(v);

           (vi) all books, records, files and other data of the Sellers (including those stored electronically) relating to any of the Products or the Purchased Assets, including machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, raw material supplier qualifications, inventory reports of raw materials, packaging, goods in process and finished goods, production data, manufacturing and quality control records and procedures, SOP records, distributor and customer correspondence, complaint and inquiry files, research and development files, records, data and laboratory books, records and note-books, medical reports, files relating to the safety and effectiveness of each of the Products, toxicology data and reports, sales materials and records (including pricing

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      history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research, trademark and Intellectual Property files and import and export records, in each case relating to the Products or the Purchased Assets (the "Records");

                  (vii) the agreements, contracts, licenses, commitments, understandings, instruments, binding obligations and arrangements (oral or written), including Sellers' Monsanto R&D License Rights and Sellers' Monsanto 2001 License Rights, set forth (or, in the case of oral contracts a description of the material terms of which are set forth) in Schedule 1.01(a)(vii) (the "Assumed Contracts");

                 (viii) all labels, logos, graphics and associated artwork, all current and historical packaging and promotional material, and all associated material, in each case owned or used by any of the Sellers relating to the Products or the Purchased Assets;

                   (ix) all patents, patent rights, inventions, copyrights, trademarks, service marks (if any), trade names, and trade dress rights that (i) relate in any manner to the Products or any other Purchased Asset and are owned, used, filed by any of the Sellers in connection with the Products or any Purchased Assets, (ii) relate in any manner to the names listed in Schedule 3.11(a)(iii), (iii) are or were used in or are necessary for the exploitation of the Purchased Assets (collectively, the "Intellectual Property"), including the goodwill associated therewith, and the Sellers' right to sue for, and remedies against, past, present or future infringements thereof, and rights of priority and protection of interest therein;

                    (x) all rights, claims and causes of action against third parties available to the Sellers with respect to any of the Products or the Purchased Assets;

                   (xi) such materials set forth in Schedule 1.01(a)(xi) (the "Other Materials"), provided, however, there shall be no adjustment to the Purchase Price as a result of the inclusion or omission of any of the Other Materials; and

                  (xii) all, if any, active ingredients or formulations of the Products, as well as other developmental products, developmental active ingredients and developmental formulations for Bt bioinsecticides (excluding CellCap(TM)products) and insecticidal nematodes.

          (b) Notwithstanding anything in this Agreement to the contrary, specifically excluded from the Purchased Assets are the right, title and interest of the Sellers in or to any of following (collectively, the "Excluded Assets"):

                    (i) CellCap(TM) Bt assets, understood to mean those products (end use microbial biopesticide formulations known as MVP, MVPII, MATTCH, M-Trac and M-Peril), Mycogen Bt Toxins, registrations, trademarks, Pseudomonas strains and technology relating to encapsulating proteins which were obtained and/or licensed to Sellers from Mycogen Corporation pursuant to the Asset Purchase and License Agreement dated February 15, 2000 between Mycogen Corporation and Ecogen including those produced from Bt, into cells such as Pseudomonas or other bacterial

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      strains (for the purposes of this Agreement, "Mycogen Bt Toxins" means the following Bt toxins: (i) the hybrid Cry1Ac toxin described in Fig. 1 of U.S. Patent 5,128,130; (ii) the active toxin domain from Cry1C; (iii) the hybrid Cry1F toxin described in Sequence Ids 26 and 27 of U.S. Patent 5,527,883; and (iv) the delta endotoxin contained in Bacillis thuringiensis serovar japonensis strain buibui FERM BP-3465 (cry8C));

                     (ii) biofungicide assets, understood to mean Sellers' microbial biofungicide formulated products known as AQ-10 and Aspire, the development biofungicide designated CIM, the active ingredients contained in each such product and related license rights to the patented microbes which are the active ingredient of the respective formulated products, and the related product registrations, trademark, process know-how and field data; and

                    (iii)   the following agreements:

                            (A)  the Monsanto Investment Agreement;

                            (B)  the Monsanto Technology Assignment Agreement;

                            (C)  the Monsanto License Agreement;

                            (D) the Monsanto Research and Development Agreement (except for the license rights granted in Section 6.1 thereof, as provided in Section 1.01(a)(vii) of this Agreement);

                            (E) the Monsanto 2001 Purchase Agreement (except for the license rights granted in Sections 2.2 and 2.4 thereof to the extent necessary to utilize the Purchase Assets, as provided in Section 1.01(a)(vii) of this Agreement); and

                            (F) Section 2.2 of the Ecogen License Agreement and Articles I, V, and VI thereof as they relate thereto.

              (c) Buyer will assume the Assumed Contracts by executing an assumption in the form of Exhibit A (the "Instrument of Assignment and Assumption").

     Section 1.02 Purchase Price (a) In consideration of the sale, conveyance, transfer, assignment and delivery of the Purchased Assets by the Sellers pursuant to Section 1.01(a), the Buyer agrees to pay to the Sellers U.S.$ 4,200,000 (four million two hundred thousand United States Dollars) (the "Purchase Price") in the aggregate at Closing, subject to the adjustments provided in Sections 1.04(a) and (b) hereof.

              (b) Notwithstanding anything in this Agreement to the contrary, the Buyer shall not assume, and the Sellers shall be responsible for the payment, satisfaction, performance and discharge of all liabilities, obligations, claims, demands, expenses, damages or responsibilities of the Sellers, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due (collectively, the "Retained Liabilities") except to the extent set forth in the Instrument of Assignment and Assumption.

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     Section 1.03    Payment of Purchase Price. At the Closing, the Buyer shall deliver to the Sellers the Purchase Price as adjusted under Section 1.04 in immediately available funds by wire transfer to an account or accounts designated by Ecogen at least three (3) business days prior to the Closing Date.

     Section 1.04 Adjustment to Purchase Price. (a) The Sellers shall provide the Buyer with a statement of Inventory (the "Inventory Statement") dated as of 10:00 A.M. (local time) of the day prior to the Closing Date. The Inventory Statement shall be prepared on a basis consistent with Schedule 1.01(a)(i) and shall set forth the total of the net value of Inventory to be delivered at the Closing (the "Closing Date Inventory Amount"). In the event that pursuant to the Pre-Closing Business Arrangement Agreement or for any other reason, the Closing Date Inventory Amount is less than $550,050.62, then the Purchase Price shall be reduced by such deficit.

              (b) Prior to Closing, the Sellers shall use reasonable commercial efforts to obtain written confirmation of the scope of the Sellers' rights under the Mycogen Settlement Agreement substantially in the form of Exhibit G hereto (the "Mycogen Letter") and deliver it to Buyer. In the event the Sellers have not delivered an executed Mycogen Letter in form and substance reasonably satisfactory to the Buyer on or prior to Closing, the Purchase Price shall be reduced by $250,000. Notwithstanding anything else set forth in this Agreement, such reduction in the Purchase Price shall be the only consequence of the failure to obtain the Mycogen Letter or of any claim with respect to the matters set forth in the Mycogen Letter.

     Section 1.05 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets by the parties in accordance with the allocations set forth in Schedule 1.05. The Sellers and the Buyer represent, warrant and agree that such allocations have been determined through arm's-length negotiations. Each of the Sellers and the Buyer agree that, to the extent permitted by Applicable Law, it will adopt and utilize the amounts allocated to each asset or class of assets for purposes of all federal, state and other income Tax Returns of any nature filed by it (but such allocation shall not constrain reporting for other purposes) and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax Returns, in any claim for refund, in any litigation or otherwise with respect to such Tax Returns. Notwithstanding any other provision of this Agreement, the foregoing agreement shall survive the Closing Date indefinitely.

     Section 1.06 Further Assurances. At the Closing and from time to time after the Closing, at the request of the Buyer and without further consideration, the Sellers shall promptly execute and deliver, to the Buyer such agreements, certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may be reasonably requested by the Buyer (i) more effectively to sell, convey, assign and transfer to and vest in the Buyer (or to put the Buyer in possession of) any of the Purchased Assets (including, the Assumed Contracts, the Permits, the Product Registrations, the Intellectual Property and the Technology) or (ii) to assist the Buyer in registering the Intellectual Property with the appropriate Governmental Entities in any jurisdiction requested by the Buyer. Sellers further (x) represent that all Product Registrations are current and will be current as of the Closing Date, (y) agree that they will not take any action that would cause such Product Registrations not to be in full force and effect following the Closing Date until the respective ends of the terms of such Product

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Registrations and (z) agree that they will cooperate with any reasonable request of Buyer concerning Product Registrations including maintaining such Product Registrations at Buyer's expense. In addition, at the Closing and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Sellers shall take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the Buyer in doing, all things necessary, proper or advisable in connection with the preparation and filing with the appropriate Governmental Entities of all documents required to be prepared and filed in connection with the transfer of the Permits and the Product Registrations to the Buyer pursuant to this Agreement. Notwithstanding anything in this Section 1.06 to the contrary, Buyer shall reimburse Sellers' reasonable out-of-pocket expenses incurred in carrying out or performing any of the foregoing actions at Buyer's request.

                                   ARTICLE II

                                     CLOSING
                                     -------

     Section 2.01 Closing Date. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Pillsbury Winthrop LLP, One Battery Park Plaza (24 Whitehall Street), New York, New York, as soon as possible, but in no event later than five (5) Business Days after satisfaction (or waiver) of the conditions set forth in Article VII (except for the conditions which by their terms are to be satisfied at or immediately prior to the Closing) or such other time or date as the Buyer and the Sellers agree in writing. The time and date upon which the Closing occurs is herein referred to as the "Closing Date."

     Section 2.02 Instruments of Conveyance, Transfer, Assumption, Etc. (a) The Sellers shall execute and deliver to the Buyer at the Closing:

                      (i)    the Bill of Sale;

                     (ii)    a receipt for the Purchase Price;

                    (iii) the Intellectual Property Collective Assignment assigning all the Intellectual Property to Buyer;

                     (iv) any individual assignment documents, as may be reasonably provided, to facilitate Buyer's recordation of assignments on an individual basis with the appropriate Governmental Entity, including individual assignment documents, each individually identifying, e.g., a patent application, a patent, a federally registered trademark, or a federal trademark application, so that such individual assignments may be recorded with the U.S. Patent and Trademark Office;

                     (v) any other documents and requisite executions of such documents as may be reasonably necessary to facilitate the ability of Buyer to perfect, to further pursue, to assert, and to otherwise realize the full benefit of ownership in all the Intellectual Property;

                     (vi)    the Instrument of Assignment and Assumption;

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                   (vii) any documents required to be filed with the appropriate
      Governmental Entities in connection with the transfer to the Buyer of the Product Registrations and the Permits including assignment documents so that such transfers may be recorded with the Environmental Protection Agency (the "EPA") or other appropriate regulatory agencies;

                  (viii) certificates, sworn to under penalty of perjury, setting forth each Seller's name, address and federal tax identification number and stating that such Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code;

                    (ix) certificates of each respective Secretary of the Sellers certifying that the resolutions adopted by the board of directors (or the equivalent thereof) attached thereto were duly and validly adopted and are in full force and effect, and authorize the execution and delivery by such Seller of this Agreement and the other Transaction Agreements to which such Seller is a party, and the performance by such Seller of its obligations hereunder and thereunder;

                     (x) certificates of each respective Secretary of the Sellers as to the incumbency of such Seller's officers and certifying that the copies of such Seller's articles and by-laws attached thereto are true and correct;

                    (xi) an audit report for the October 2001 Financial Statements, as contemplated by Section 3.04(a) hereof;

                   (xii) releases or such other documents, as contemplated by Sections 5.03 and 7.02(i) hereof, relating to evidence of removal of Liens;

                  (xiii) certificates as to Sellers' representations and warranties, as contemplated by Section 7.02(a) hereof;

                   (xiv) certificates as to Sellers' performance of obligations, as contemplated by Section 7.02(b) hereof;

                    (xv) Consents and Filings as set forth in Schedule 3.03, as contemplated by Section 7.02(d) hereof;

                   (xvi) opinion of counsel to the Sellers, as contemplated by
      Section 7.02(g) hereof;

                  (xvii) evidence of termination of any Affiliate Contracts, as contemplated by Section 7.02(h) hereof;

                 (xviii) a Non-competition Agreement from James P. Reilly, Jr., as contemplated by Section 7.02(j) hereof

                   (xix) an inventor assignment from James A. Baum, as contemplated by Section 7.02(k) hereof;

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                        (xx)  a written notice of termination of the Aventis
      Distribution Agreement, as contemplated by Section 7.02(l) hereof;

                       (xxi) any other certificates and other documents contemplated by Section 7.02 hereof;

                      (xxii) such other agreements, certificates and other instruments required to be delivered by the Sellers under this Agreement or any of the other Transaction Agreements or as the Buyer or its counsel may reasonably request to consummate the transactions contemplated by this Agreement or the other Transaction Agreements.

              (b) The Buyer shall execute and deliver to the Sellers at the Closing:

                         (i) the Purchase Price as adjusted under Section 1.04 by wire transfer in immediately available funds to the account or accounts designated by Ecogen;

                        (ii) the Instrument of Assignment and Assumption;

                       (iii) a certificate of the Secretary of the Buyer certifying that the resolutions adopted by the Buyer's Board of Managers attached thereto were duly and validly adopted and are in full force and effect, and authorize the execution and delivery by the Buyer of this Agreement and the other Transaction Agreements to which it is a party, and the performance by the Buyer of its obligations hereunder and thereunder;

                        (iv) a certificate of the Secretary of the Buyer as to the incumbency of certain officers of the Buyer and certifying that the copies of the Buyer's certificate of formation and limited liability company agreement attached thereto are true and correct;

                         (v) a certificate as to Buyer's representations and warranties, as contemplated by Section 7.03(a) hereof;

                        (vi) a certificate as to Buyer's performance of obligations, as contemplated by Section 7.03(b) hereof;

                       (vii) opinion of counsel to the Buyer, as contemplated by
      Section 7.03(c);

                      (viii) any other certificates and other documents contemplated by Section 7.03 hereof; and

                        (ix) such other agreements, certificates and other instruments required to be delivered by the Buyer under this Agreement or any of the other Transaction Agreements or as the Sellers or their counsel may reasonably request to carry out the purpose of this Agreement or the other Transaction Agreements.

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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

     Ecogen and Ecogen-Bio, jointly and severally, and Ecogen-Tech, severally, represent and warrant to the Buyer as follows:

     Section 3.01 Organization, Standing and Power. Each of the Sellers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (which jurisdiction is listed opposite each Seller's name on Schedule 3.01) and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary or desirable to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Each Seller is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     Section 3.02 Authority; Execution and Delivery; Enforceability. Each Seller has all requisite power and authority to execute this Agreement and each Seller has all requisite power and authority to execute each of the other Transaction Agreements to which such Seller is (or will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and by each Seller of each of the other Transaction Agreements to which such Seller is (or will be) a party and the consummation by such Seller of the transactions contemplated hereby and thereby, has been duly authorized by all necessary action on the part of such Seller. Each Seller has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

     Section 3.03 No Conflicts; Consents. Except as set forth in Schedule 3.03, the execution and delivery by each Seller of this Agreement and the other Transaction Agreements to which each Seller is (or will be) a party does not, and the consummation of any transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon assets of the Sellers (including the Purchased Assets) under, any provision of
(i) each Seller's articles or by-laws, (ii) any material contract, lease, license, indenture, mortgage, note, bond, agreement, permit, concession, franchise or other instrument to which any of the Sellers is party or by which any Seller's assets (including the Purchased Assets) are bound or (iii) subject to the filings and other matters referred to in the following sentence, (A) any judgment, order, injunction, award, decree or writ ("Judgment"), (B) any federal, state, local or foreign statute, law (including, common law), code, ordinance, rule or regulation enacted, adopted, issued or promulgated by any Governmental Entity ("Applicable Law") applicable to such Seller or any of its assets (including the Purchased Assets) or (C) any written or, to the best knowledge of such Seller, oral request of any Governmental Entity. No consent, approval, license, permit, release, order or authorization ("Consent") of, or registration, declaration or filing with, or notice to ("Filing"), any federal, state, local or foreign government

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or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including the EPA (a " Governmental Entity"), or any Lenders or Person party to any Assumed Contract or Product Registration or other issuer of any Permit, is required to be obtained or made by or with respect to the Sellers in connection with the execution, delivery and performance of any transaction contemplated by this Agreement or any other Transaction Agreements, other than the Consents and Filings set forth in Schedule 3.03.

     Section 3.04 Financial Statements; SEC Documents; Undisclosed Liabilities. (a) Set forth as Schedule 3.04 are true and complete copies of: (i) the audited consolidated balance sheets of Sellers as of October 31, 1999 and October 31, 2000 and the related audited consolidated statements of income; and audited consolidated statements of cash flows for each of the twelve months then ended (the "Audited Financial Statements"); (ii) the unaudited consolidated balance sheets of Sellers as of October 31 2001 and the related unaudited consolidated statements of income; and unaudited consolidated statements of cash flows for the twelve months then ended (the "October 2001 Financial Statements"); on or before Closing, Sellers shall deliver to Buyer an audit report for the October 2001 Financial Statements, which will contain no material changes thereto; upon delivery, such audited statements shall be included in the definition of Audited Financial Statements as of the Closing Date; and (iii) the unaudited consolidated balance sheets as of January 31, 2001 and January 31, 2002 and the related unaudited consolidated statements of income; and unaudited consolidated statements of cash flows for each of the three months then ended (these statements together with the October 2001 Financial Statements, the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Except, in the case of Unaudited Financial Statements for the absence of notes, and subject to year-end audit adjustments, all such Financial Statements are in all material respects, true, complete and correct, were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied throughout the periods indicated and present fairly the consolidated financial position of the Sellers at and as of such dates and the consolidated results of operations and consolidated cash flows for the periods then ended.

              (b) Except as set forth in this sentence and in Schedule 3.04, each Seller has filed all documents required to be filed by such Seller with the SEC since February 1, 1999 (the "Sellers' SEC Documents") and all scheduled exceptions (including the filing of Ecogen's Annual Report on Form 10-K for the year ended October 31, 2001 and Quarterly Report on Form 10-Q for the three months ended January 31, 2002) shall have been rectified as of the Closing Date. As of their respective dates, the Sellers' SEC Documents were prepared in accordance with and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such documents.

              (c) There are no liabilities, debts, obligations or claims against the Sellers of any nature, absolute or contingent, affecting the Purchased Assets except (i) as and to the extent reflected or reserved against on the Sellers' unaudited consolidated balance sheet dated as of January 31, 2002 or October 31, 2001; (ii) specifically described and identified as an exception to this paragraph in any of the schedules delivered to the Buyer pursuant to this Agreement; (iii) incurred since the date of the Sellers' unaudited consolidated balance sheet dated as of October

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31, 2001 in the ordinary course of business consistent with prior practice; or
(iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice, provided that none of the Sellers is in material default thereunder.

     Section 3.05 Absence of Certain Changes or Events. Except as set forth on Schedule 3.05, from December 31, 2001 each of the Sellers has conducted its operations related to the Purchased Assets in the ordinary course of business consistent with past practice, and there has not been any:

              (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Purchased Assets, it being understood that the Sellers continue to incur losses from operations;

              (b) change in accounting methods, principles or practices by the Sellers affecting the Purchased Assets;

              (c) waiver of any right under any Assumed Contract or any Permit relating to the Purchased Assets;

              (d) sale, lease, license or other disposition of or subjecting to any Liens any of the Purchased Assets, except sales of Inventory and excess or obsolete assets in the ordinary course of business consistent with past practice but excluding the sale or other disposition of any machinery and equipment set forth in Schedule 1.01(a)(ii);

              (e) acquisition or agreement to acquire any assets for use that are material, individually or in the aggregate, to Sellers, except purchases of Inventory or other assets in the ordinary course of business consistent with past practice;

              (f) (i) waiver of any claims or rights related to Purchased Assets or (ii) waiver of any benefits of, or agreement to modify in any manner, any confidentiality, standstill or similar agreement to which any of the Sellers is a party and relating to the Purchased Assets;

              (g) termination or failure to renew any Assumed Contract, or termination or failure to renew, or receipt of any written threat (that was not subsequently withdrawn) to terminate or failure to review, any Permit or Product Registration;

              (h) termination or failure to renew or to timely pay any fees, annuities or renewals payable to any Governmental Entity in respect of any of the Intellectual Property, Product Registrations or Permits; or

              (i) event, change, effect or development that would cause the Strains not to be viable and in good order.

     Section 3.06 Taxes. (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any federal, state, local, foreign or other taxes (including income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp or withholding taxes) or governmental charges, fees, assessment or levies of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to any of the foregoing) and
(ii) "Returns" shall mean all returns, reports, declarations, statements or forms, including information returns required to be filed in respect of any Taxes.

              (b) Except as set forth on Schedule 3.06, each of the Sellers has filed or caused to be filed in a timely manner (within any applicable extension periods) all Returns required by applicable foreign, state, local, provincial or foreign Tax laws to be filed by such Seller on or prior to the Closing Date, and each such Return is true, complete and correct in all material respects.

              (c) Except as set forth on Schedule 3.06, each of the Sellers has timely paid, to the extent due and payable, or accrued all material Taxes, whether or not shown to be due on any such Return described in Section 3.06(b). No Tax Liens exist with respect to any of the Purchased Assets and no claims have been asserted in a writing with respect to any Taxes.

              (d) All Taxes which each of the Sellers is required by law to withhold or collect have been duly withheld or collected and have been, paid over to the appropriate governmental agency or authority to the extent due and payable.

              (e) Except as set forth in Schedule 3.06, none of the Sellers is bound by any agreement with respect to Taxes relating to the Purchased Assets.

     Section 3.07    Workers' and Users' Injuries. Except as set forth in
Schedule 3.07, there has not been during the past three (3) years, any actual or, to the best knowledge of each of the Sellers, threatened claims of (i) past or present employees of any of the Sellers employed for compensation for any material injury, disability or illness arising out of or relating to their employment by such Seller, or (ii) users of any of the Products for any material injury, disability or illness arising out of or relating to the use or handling of the Products.

     Section 3.08    Litigation. Except as set forth in Schedule 3.08, there is
(a) no outstanding Judgment of any Governmental Entity against any Seller, (b) no suit, action, claim, dispute or legal, governmental, administrative, arbitration or regulatory proceeding ("Proceeding") pending or, to the best knowledge of each of the Sellers, threatened against any of the Sellers or any of the Purchased Assets, and (c) no investigation by any Governmental Entity pending or, to the best knowledge of the Sellers, threatened against any of the Sellers or any of the Purchased Assets. None of the items set forth in Schedule 3.08, if adversely determined against any of the Sellers, would be material to any of the Purchased Assets or materially adversely affect the ability of the Sellers to consummate the transactions contemplated by this Agreement or any of the other Transaction Agreements.

     Section 3.09    Compliance with Applicable Laws. Except as set forth in
Schedule 3.09, each of the Sellers is (and during the past five (5) years has been) in compliance with all Applicable Laws, and with all material requests of all Governmental Entities. Except as set forth in Schedule 3.09, none of the Sellers has received any communication during the past five (5) years from a Governmental Entity that alleges that any of the Sellers is not in compliance with any Applicable Law or with any request by such Governmental Entity. This
Section 3.09 does not relate to matters with respect to Taxes, which are the subject of Section 3.06.

     Section 3.10 Environmental Matters. (a) There have been no environmental reports, assessments or audits prepared by or on behalf of any of the Sellers or by any Governmental Entity at any time during the five (5) year period immediately preceding the date hereof relating to the operations of any of the Sellers.

            (b) Except as set forth in Schedule 3.10, (i) the Sellers hold, and are in compliance in all material respects with, all Product Registrations, Permits, licenses and governmental authorizations required for the Sellers to conduct business under Environmental Laws (as defined herein); (ii) none of the Sellers has received any written notice of a pending or threatened action, demand, investigation or inquiry by any Governmental Entity or other Person relating to any actual or alleged violations of Environmental Laws or any actual or potential obligation to investigate or take any other action relative to the Release (as defined herein) or threatened Release generation, disposal, treatment, storage, shipment or handling of any Hazardous Materials (as defined herein), by any of the Sellers and each of the Sellers has (and during the past three (3) years has) conducted its operations in compliance in all material respects with all Environmental Laws; (iii) none of the Sellers has entered into or agreed to any court decree or order or agreement with any third party or is subject to any Judgment relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Materials; and (iv) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, Released or threatened to be Released at, on, from or under any property or facility currently owned, leased or otherwise operated by any of the Sellers, except in compliance with all applicable, Environmental Laws. As used in this Agreement, the term "Environmental Laws" means any and all applicable federal, state, local and foreign law, treaty, regulation, ordinance, judicial decision, judgment, order, decree, injunction, permit or agreement entered into, issued, or promulgated by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of Hazardous Materials or to human health and safety. As used in this Agreement, the term "Hazardous Materials" means any pollutant, contaminant or waste, or any toxic, radioactive or hazardous substance, chemical, material, petroleum product, constituent or waste regulated, or classified as such, in each case under any Environmental Law. As used in this Agreement, the term "Release" means any release, discharge, emission or disposal to air, water, land or groundwater.

            (c) Except as set forth in Schedule 3.10, no Environmental Law, imposes any obligation upon the Sellers arising out of or as a condition to any transaction contemplated by this Agreement or any of the other Transaction Agreements, including any requirement to modify or to transfer any Permit, any requirement to file any notice or other submission with any Governmental Entity, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon any of the Purchased Assets under any Environmental Law.

     Section 3.11 Intellectual Property. (a) Schedule 3.11(a)(i) sets forth a true and complete list of all patents and patent rights owned by Sellers and included in the Intellectual Property, specifying all registration, patent and/or application numbers, and, for patent applications, their filing dates. Schedule 3.11(a)(ii) sets forth a true and complete list of all patents and patent rights to which Sellers hold license rights, specifying all the names of the licensor, registration, patent and/or application numbers, and, for patent applications, their filing dates. Schedule 3.11(a)(iii) sets forth a true and correct list of all trademarks, service marks or trade names registered or used by Sellers in any country and included in the Intellectual Property, specifying the registration and application numbers, registration date, or, in the case of unregistered marks, the date of first use.
Schedule 3.11(a)(iv) sets forth a true and complete list of the remaining Intellectual Property and Technology.

              (b) As of the date hereof, none of the Sellers own or have rights in any trademark, trade name, domain name, internet web site or service mark that is confusingly similar to the trademarks listed in Schedule 3.11(a)(iii).

              (c) Except as set forth in Schedule 3.11(c) (or, in the case of oral Intellectual Property Contracts, the material terms of which are described in Schedule 3.11(c)), none of the Sellers is bound by or a party to any agreement, contract, lease, option, license, commitment, instrument or any other binding obligation or arrangement (oral or written) relating to the Intellectual Property or the Technology (the "Intellectual Property Contracts"). Except as set forth in Schedule 3.11(c), the Sellers (i) own all Intellectual Property and Technology free and clear of any claims of others and of all Liens (other than the Intellectual Property and Technology that is licensed to any third party pursuant to any Intellectual Property Contract set forth in Schedule 3.11(c)) and (ii) have the legal right to use all of the intellectual property and technology that is used pursuant to any Intellectual Property Contracts set forth in Schedule 3.11(c).

              (d) the Sellers further, jointly and severally, represent and warrant that, except as set forth in Schedules 3.11(d)(iv) and (vi),:


                     (i) the Sellers have secured valid written assignments of rights from all consultants, independent contractors, inventors and employees who contributed to the creation or development of the Intellectual Property and Technology or the rights to such contributions that the Sellers do not own by operation of law;

                     (ii) the Sellers have made all statutorily required filings, if any, to record their interests and taken reasonable actions to protect their rights in such Intellectual Property and Technology;

                     (iii) all rights to the Intellectual Property and Technology are in full force and effect and have not been used or enforced, or failed to be used or enforced, in a manner that would result in the abandonment, cancellation or enforceability of any of such rights, and all of the patents, trademark registrations, service mark registrations, and design right registrations, and copyright registrations included in the Intellectual Property are valid, except that not all patented inventions have been worked in all countries with working requirements;

                     (iv) there are no claims of adverse ownership or invalidity or other opposition or challenge to any of the Seller's rights in the Intellectual Property or

Technology, nor any pending or, to the best knowledge of any of the Sellers, threatened suit, proceeding, claim, demand, action, or investigation of any kind against the Sellers in connection with any of their rights in the Intellectual Property of Technology, nor is any of the Sellers aware of any reasonable basis therefor;

                  (v) the Products and the Purchased Assets (including the Intellectual Property and Technology) do not infringe and have not infringed any now existing or subsequently issued domestic or foreign patent, trademark, service mark, trade name, copyright, design right or other intellectual property or proprietary right;

                 (vi) no person or entity has asserted that, with respect to the Products or the Purchased Assets (including the Intellectual Property and Technology), any of the Sellers or a licensee of any of the Sellers, if any, is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how;

                (vii) all fees, annuities, renewals and other payments which are payable by or due from any of the Sellers on or before the Closing for any of the Intellectual Property or Technology, including all foreign or domestic patents, patent applications, trademarks registrations, service mark registrations, copyright registrations and any applications for any of the preceding, have been fully met or paid to the extent due and payable and Buyer will not incur any late fees or fees for extension of time to act or pay;

               (viii) to the best knowledge of each of the Sellers, none of claims made in the foreign or domestic patents and patent applications that are a part of the Intellectual Property is dominated by claims of patents or published patent applications owned by other persons or entities;

                 (ix) to the best knowledge of each of the Sellers, no unexpired foreign or domestic patents or patent applications exist that are materially adverse to the Products or the Purchased Assets (including the Intellectual Property and Technology);

                  (x) no part of the Intellectual Property was obtained through inequitable conduct or fraud in the United States Patent and Trademark Office or any foreign Governmental Entity;

                 (xi) there are no royalties, honoraria, fees or other payments payable to any third party by reason of the ownership, use, license, sale or disposition of the Products or the Purchased Assets (including the Intellectual Property and Technology);

                (xii) to the best knowledge of each of the Sellers, no person or entity nor such person's or entity's business or products has infringed, misused, misappropriated or conflicted with intellectual property rights included within the Products or the Purchased Assets (including the Intellectual Property and Technology) or currently is infringing, misusing, misappropriating or conflicting with such intellectual property rights included within such Products or Purchased Asset;

               (e) the Sellers' performance under this Agreement will put the Buyer in full possession of all materials and information required for the Buyer to practice the Technology substantially in the manner practiced by the Sellers;

               (f) the Sellers have taken all steps that are reasonably necessary and appropriate to safeguard and maintain the secrecy and confidentiality of all trade secrets contained in the Products and the Purchased Assets (including the Intellectual Property and Technology) (including entering into appropriate confidentiality, nondisclosure and non-competition agreements with all officers, directors, employees and third-party consultants of the Sellers).

     Section 3.12 Contracts. Except as set forth in Schedule 3.12 (or, in the case of oral Contracts, the material terms of which are described in Schedule 3.12), none of the Sellers is a party to or bound by any agreement, contract, lease, option, license, commitment, instrument or any other binding obligation or arrangement (oral or written) by or to which any of the Purchased Assets are bound or subject or which affect or are material to the ownership, use or enjoyment of the Purchased Assets or sale of the Products (collectively, the "Contracts") including any:

               (a) covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant of any of the Sellers (i) limiting or restricting the development, manufacture, marketing, distribution or sale of any of the Products or any future line extension of the Products into other forms or (ii) limiting or restricting the ability of any of the Sellers from entering into any market or line of business or competing with any Person in connection with the Purchased Assets;

               (b) Contracts with any Affiliate of the Sellers or any director, officer, stockholder or employee of any of the Sellers;

               (c) continuing Contract for the future purchase or price of raw materials, supplies or equipment with a supplier described in Section 3.14;

               (d) Contracts with customers, distributors or other sales representatives described in Section 3.15;

               (e) Contracts with manufacturers or subcontractors;

               (f) Contracts relating in whole or in part to the Intellectual Property or the Technology (including any Contract under which any of the Sellers are licensees or licensors of any such Intellectual Property or Technology) or to trade secrets, confidential information or proprietary rights and processes of the technology of any other Person;

               (g) mortgage, pledge, security agreement, deed of trust, loan agreement, credit agreement, indenture, conditional sale or title retention agreement, equipment financing obligation or other instrument, in any case, granting a Lien upon any of the Purchased Assets;

               (h) Contracts establishing or creating any partnership, joint venture, limited liability company, limited liability partnership or similar entity;

               (i) Contracts relating to the storage or warehousing of any Inventory or Products, or the charter or purchase of transportation or shipping services;

               (j) guarantees or other Contracts in respect of any Indebtedness of any Person;

               (k) Schedule 3.12(k) lists certain Contracts of the Sellers that have been terminated and such terminated Contracts are no longer in force or in effect.

     Except as set forth or described in Schedule 3.12, each of the Assumed Contracts is a valid and binding obligation of the Seller which is a party to such Assumed Contract and, to the best knowledge of each of the Sellers, of the other party thereto, and is in full force and effect and is enforceable by the Seller which is a party to such Assumed Contract in accordance with its terms. Except as set forth in Schedule 3.12, none of the Assumed Contracts shall by their terms expire during the ninety (90) day period immediately succeeding the Closing Date or shall be restricted in any manner having a Material Adverse Effect. Except as set forth in Schedule 3.12, each of the Sellers has performed in all material respects the obligations required to be performed by it to date under the Assumed Contracts to which such Seller is a party and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the best knowledge of each of the Sellers, no other party to any of the Assumed Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Except as set forth in
Schedule 3.12, there have been no oral or written modifications, amendments or waivers with respect to of any of the terms of any Assumed Contract. Except as set forth in Schedule 3.12, from (and including) the date hereof, no other Person which is a party to any Contract (including any Assumed Contract) has informed any of the Sellers that it intends to change its current relationship with any of the Sellers, as the case may be, in any manner which adversely affects such Seller.

     Section 3.13 Product Registrations and Permits. Schedule 3.13 sets forth a true and complete list of all the Product Registrations and all Permits, in each case issued or granted to any of the Sellers by any Governmental Entity in connection with the Purchased Assets (including foreign registrations that are set forth in the names of the foreign distributors and not the Sellers) and with respect to each Product Registration and Permit, lists the issuing or granting Governmental Authority, Products covered, registration or permit number, registration or permit status and registration or permit holder. Except as set forth in Schedule 3.13 and except for foreign registrations as to which no representation is made herein, each of such Product Registrations and each of such Permits has been validly issued or granted and is in full force and effect, and may be transferred to the Buyer to the extent such party meets the requirements of Applicable Law. No other product registrations relating to the Product or Permits are necessary in connection with the conduct of any of the Seller's business other than as set forth in Schedule 1.01(a)(v) and Schedule
3.13. Except as set forth in Schedule 3.13, each of the Product Registrations and Permits in the name of a Seller and listed in Schedule 3.13 are validly held by the Seller to which such Product Registration or Permit has been issued or granted, and each of the Sellers has complied with all terms and conditions thereof, and none of the Sellers has received any notice that the same are under review by any Governmental Entity or subject to termination, suspension, modification, revocation or non-renewal for any reason, or that they will be subject to termination, suspension, modification, revocation or non-renewal as a result of the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or for any other reason. All working requirements and all fees, annuities, renewals and other payments which are payable by or due from any of the Sellers on or before the Closing for any Product Registration or Permit have been fully met or paid to the extent due and payable and Buyer will not incur any late fee or fees for an extension to act or pay.

     Section 3.14 Suppliers. Schedule 3.14 is a true and complete list of the twenty (20) largest suppliers of the Sellers, by dollar amount, of raw materials, packaging materials, or any other component of inventory of the Products for each calendar year beginning January 1, 1999 and sets forth for each such supplier a description of the raw materials or other supplies supplied during such period.

     Section 3.15 Distributors and Customers. Schedule 3.15 is a true and complete list of all distributors and customers for each calendar year beginning January 1, 1999 which purchased in any year $30,000 or more worth of Products directly from any of the Sellers and sets forth for each distributor and customer a description of the amounts, unit prices and total sales by Product for each year during such period. Except as set forth in Schedule 3.15, since January 1, 1999, the Seller has not received any written complaint from any distributor or customer (not limited to those listed in Schedule 3.15) regarding any of the Products or any services performed by any of the Sellers, nor has it had any Products returned by a distributor, customer or subsequent purchaser thereof or been the subject of a product liability claim.

     Section 3.16 Manufacturers. Schedule 3.16 is a true and complete list of all manufacturers of Products and sets forth the amounts for the production of the Products by such manufacturer for each calendar year beginning January 1, 1999. There are no special terms and conditions associated with any such manufacturing arrangements.

     Section 3.17 Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by any of the other Transaction Agreements based upon arrangements made by or on behalf of the Sellers or any of their Affiliates.

     Section 3.18 Machinery and Equipment; Other Materials. The machinery and equipment set forth in Schedule 1.01(a)(ii) and the Other Materials set forth in
Schedule 1.01(a)(xi) are being sold to the Buyer on an "as is, where is" basis, provided that no such machinery, equipment or Other Materials are subject to any mortgage, pledge, security agreement, deed of trust, loan agreement, credit agreement, indenture, conditional sale or title retention agreement, equipment financing obligation or other instrument, in any case, granting a Lien upon such machinery, equipment or Other Materials that would materially interfere with their transfer to Buyer hereunder.

     Section 3.19 Transactions with Affiliates. Except as set forth or otherwise described in Schedule 3.19 (or, in the case of oral Affiliate Contracts, the material terms of which are described in Schedule 3.19), there are no agreements, contracts, leases, options, licenses, commitments, instruments or any other binding obligations or arrangements (oral or written) (the "Affiliate Contracts") between any of the Sellers, on the one hand, and any of their Affiliates, on the other hand, relating to the Products or the Purchased Assets. Except as set forth on Schedule 3.19, all Affiliate Contracts between any of the Sellers, on the one hand, and any of the Sellers' Affiliates, on the other hand, relating to the Products or the Purchased Assets, will be terminated as of the Closing Date and thereafter will be of no further force or effect. Except as set forth in
Schedule 3.19 or in Section 1.01(a)(iii) and (iv), after the Closing neither the Sellers nor any of the Sellers' Affiliates will own or have any interest in any assets, property (real or personal, tangible or intangible) or contract or agreement used in, held by or necessary or desirable for the use or ownership of the Purchased Assets or license to the Purchased Assets, including the Intellectual Property. Schedule 3.19 sets forth a description of all services material to the use or ownership of the Purchased Assets (including administrative, warehousing, transportation, insurance, payroll, information systems and other business support services in each case material to the use or ownership of the Purchased Assets), raw materials or supplies (including types and quantities) provided directly or indirectly by any Affiliate of the Sellers. Each of Ecoresearch Corn Borer III Inc., Ecoresearch Nematodes IV Inc., Ecoresearch Rootworm V Inc., and Ecoresearch Turf VI Inc. have merged into Ecogen-Tech and no longer exist as separate entities.

     Section 3.20 Products. (a) Except as set forth in Schedule 3.20, there are no statements, citations or decisions by any Governmental Entity (including the EPA) stating that any of the Products is defective or unsafe or fails to meet any standards promulgated by any such Governmental Entity. Except as set forth on Schedule 3.20, there have been no recalls ordered by any Governmental Entity with respect to any of the Products. Except as set forth on Schedule 3.20, none of the Sellers has received any written complaints of any injury or harm to any person relating to the Products and there is no (i) fact relating to any of the Products that may impose upon any of the Sellers a duty to recall any of the Products or a duty to warn customers of a defect in any of the Products,
(ii) latent or overt design, manufacturing or other defect in any of the Products or (iii) material liability for warranty claims or returns with respect to any of the Products not fully reflected on the Financial Statements. Schedule
3.20 sets forth a description of all Product warranty claims for each of calendar years 1999, 2000 and 2001. Except as set forth in Schedule 3.20, the Product formulations being sold to the Buyer pursuant to Section 1.01(a), and each of the ingredients therein, conform in all respects with any standards promulgated by and all requests of the EPA and in all material respects with any other Applicable Laws and any other requests of other Governmental Entities, and such formulations and ingredients are safe and, to the best knowledge of the Sellers, do not pose any risk of injury or harm to any person when used in accordance with applicable instructions.

              (b) Since January 1, 1999, there has been no interruption in or disruption to the distribution or sale of any of the Products by any of the Sellers as a result of the failure by a Seller, to comply with the formulation or labeling requests by or requirements of Governmental Entities, and the Sellers have no reason to believe that any such interruption or disruption will occur from and after the date of this Agreement.

     Section 3.21 Inventory. Except as set forth on Schedule 3.21, the Inventory meets and conforms with all Applicable Laws and all requests of all Governmental Entities, will be formulated, manufactured, packaged and labeled in accordance with Applicable Laws, SOPs, and such requests of Governmental Entities, will meet all quality assurance and quality control specifications applicable to the Products and will be safe when used in accordance with the applicable instructions. All of the Inventory is in good condition, conforms in all respects with the applicable warranties of the Sellers and with all applicable Product Registrations, Permits, is not obsolete, is useable or saleable in the ordinary course of business. All work in progress and finished goods included in the Inventory has been produced in compliance with the applicable SOPs and quality control procedures of the Sellers and with Applicable Law. The Sellers have no reason to believe that any of the Products is likely to result in claims or litigation in respect of personal injury. The Inventory shall not include any Products returned from customers, Products having a shelf life of less than 12 months, or any obsolete, nonconforming, defective, substandard, off specification, unsaleable or unusable Products. No Inventory has been added since December 31, 2001. The Sellers shall deliver to the Buyer at 10:00 A.M. (local time) on the day prior to the Closing the Inventory Statement setting forth the Closing Date Inventory Amount. The Inventory Statement shall be complete and correct as of such time and date.

     Section 3.22 False and Misleading Statements; Schedules Complete. No representation or warranty made by the Sellers hereunder and no statement made by the Sellers in any Schedule furnished by the Sellers hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. Each Schedule furnished by the Sellers hereunder is complete and accurate. For the purposes of this Section 3.22, each Schedule furnished by Seller hereunder means Schedule A, Schedules 1.01(a)(i) through 1.01(a)(v) and Schedules 3.01 through 3.21.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

     The Buyer represents and warrants to the Sellers as follows:

     Section 4.01 Organization, Standing and Power. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary or desirable to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Buyer is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Buyer.

     Section 4.02 Authority; Execution and Delivery; Enforceability. The Buyer has all requisite power and authority to execute each of the Transaction Agreements to which it is (or will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement, and of each of the other Transaction Agreements to which it is (or will be) a party, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Buyer. The Buyer has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

     Section 4.03 No Conflicts; Consents. The execution and delivery by the Buyer of this Agreement and the other Transaction Agreements to which it is (or will be) a party, does not, and the consummation of any transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (a) its certificate of formation or limited liability company agreement, (b) any material contract, lease, license, indenture, mortgage, note, bond, agreement, permit, concession, franchise or other instrument to which it is a party or by which any of its properties or assets is bound or (c) subject to the filings and other matters referred to in the following sentence, any Judgment or Applicable Law applicable to it or its properties or assets or any written, or, to the best knowledge of Buyer, oral request of any Governmental Entity. No Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery and performance of any transaction contemplated by this Agreement or any other Transaction Agreements, other than the Consents and Filings set forth in Schedule 4.03.

     Section 4.04 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by any of the other Transaction Agreements based upon arrangements made by or on behalf of the Buyer or any of its Affiliates.

     Section 4.05 Schedule Complete. Schedule 4.03 furnished by the Buyer hereunder is complete and accurate.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

     Section 5.01 Conduct of Business by the Sellers. Except for matters permitted or contemplated by this Agreement and subject to the terms and conditions of the Pre-Closing Business Arrangement Agreement and the other Transaction Agreements, from the date of this Agreement to the Closing Date, the Sellers agree to operate the Purchased Assets in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, to use commercially reasonable efforts to preserve intact the Purchased Assets, to use commercially reasonable efforts to keep available the services of the current President, James P. Reilly, Jr., employed in connection with the sale of the Products and use commercially reasonable efforts to keep their relationships with licensors, licensees, and others having business dealings with each of the Sellers to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. In addition, and without limiting the generality of the foregoing, except for matters set forth in Schedule 5.01 or otherwise permitted or contemplated by this Agreement and the other Transaction Agreements, from the date of this Agreement to the Closing Date, the Sellers agree that none of them shall undertake any of the following actions without the prior written consent of the Buyer:

               (a) enter into or assume any contract material to the Products or the Purchased Assets;

               (b) acquire or agree to acquire any assets for use that are material, individually or in the aggregate, except purchases of Inventory or other assets in the ordinary course of business consistent with past practice;

               (c) make any change in accounting methods, principles or practices affecting the reported combined consolidated assets, liabilities or results of operations related to the Purchased Assets;

               (d) sell, lease, license, pledge or otherwise dispose of or subject to any Lien any of the Purchased Assets or enter into a legally binding commitment to do any of the foregoing other than sales of Inventory in the ordinary course of business consistent with past practice;

               (e) make any change, revision, amendment or other modification to any Product labeling;

               (f) make any change, revision or other modification to the formulation of any of the Products;

               (g) make any change (or announce any prospective change) in prices, sales discounts or allowances or any other sales incentives in connection with the sale of any of the Products to distributors or customers;

               (h) (x) waive any claims or rights related to the Purchased Assets or (y) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which any of the Sellers is a party and relates to the Products or the Purchased Assets;

               (i) sell, lease, license, pledge or otherwise dispose of or subject to any Lien any of the Other Materials; or

               (j) authorize any of, or commit or agree to take any of, the foregoing actions.

     Section 5.02 Other Actions. The parties hereto shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in the Agreement becoming untrue or inaccurate or (b) any condition set forth in Article VII not being satisfied.

     Section 5.03 Sellers' Secured Loans. (a) On or before the Closing Date, the Sellers shall have obtained from all secured lenders, including Berkshire Bank and Momar Corporation (collectively, the "Lenders") and delivered to the Buyer a release on Form UCC-3 of any and all Liens on the Purchased Assets granted to each of the Lenders pursuant to and in connection with any credit or security agreements and such other agreements, releases, waivers, certificates or other documents as reasonably requested by the Buyer.

     Section 5.04 Advise of Changes. The Sellers shall promptly advise the Buyer orally and in writing of any occurrence, change or event prior to the Closing which, if it occurred or existed on or prior to the date hereof, would have been required to have been disclosed on any of the Schedules to be delivered by the Sellers to the Buyer pursuant to Article III.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

     Section 6.01 Access to Information. The Sellers shall afford the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, access during normal business hours during the period prior to the Closing Date to all its properties, books, contracts, commitments, personnel and records relating to the Products or any of the Purchased Assets and, during such period, the Sellers shall furnish promptly to the Buyer (a) a copy of each report, schedule and other document filed by any of them during such period with any Governmental Entity relating to any of the Products or any of the Purchased Assets, (b) a copy of any and all correspondence to or from any Governmental Entity relating to any of the Products or any of the Purchased Assets, and (c) all other information concerning the Products or any of the Purchased Assets as the Buyer may reasonably request. No investigation by the Buyer shall affect the representations and warranties of any of the Sellers.

     Section 6.02 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Sellers and the Buyer shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby or by the other Transaction Agreements, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary Filings including filings with Governmental Entities and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (including in connection with any of the Assumed Contracts), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby or by the other Transaction Agreements and to fully carry out the purposes of each of the Transaction Agreements and (v) providing the location of, access to and release of the Other Materials.

     Section 6.03 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Agreements shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated hereby or thereby are consummated.

     Section 6.04 Public Announcements. The parties hereto agree that, from the date of this Agreement through the Closing Date, no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby or by any of the other Transaction Agreements shall be made or issued by any party hereto without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld), except as such release, announcement or disclosure may be required by Applicable Law, in which case the party required to make the release, announcement or disclosure shall allow the other parties hereto reasonable time to comment on such release, announcement or disclosure in advance of such issuance or disclosure. Notwithstanding anything in this Section
6.04 to the contrary, except as may be required by Applicable Law and except as disclosed in the Sellers' SEC Documents or for disclosure to such party's financial and legal advisors and independent accountants or permitted pursuant to the preceding sentence or in connection with the procedures contemplated by
Section 10.10, neither the Buyer, the Seller nor any of their respective Affiliates or representatives will disclose to any Person the Purchase Price.

     Section 6.05 Advertising and Promotional Materials. The Buyer shall be permitted to use any and all advertising and promotional materials included in the Purchased Assets bearing any of the Sellers' corporate names, logos and product identification numbers until the earlier of the date when such materials are exhausted or at the end of a period of twelve (12) months after Closing or such shorter period of time if limited by the requirements of Applicable Law or Governmental Entity. The Buyer agrees to maintain quality standards for the Purchased Assets substantially equal to those maintained by the Sellers at the time of Closing for so long as the Buyer shall continue to use any advertising or promotional materials bearing any of the Seller's corporate names, logos, or product identification numbers.

     Section 6.06 Stockholder's Meeting. As promptly as practicable after the date of this Agreement, the Sellers shall take all actions necessary for stockholder approval of this Agreement and the transactions contemplated hereby and will prepare and file any filings required to be filed by it under the Exchange Act, or any other Applicable Law in order to consummate this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby (the "Securities Filings"). Ecogen will cause all documents that it is responsible for filing with the SEC under this Section 6.06 to comply in all material respects with all requirements of Applicable Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Securities Filings, Ecogen will promptly inform the Buyer of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of such Seller, such amendment or supplement.

     Section 6.07 Nonsolicitation. (a) From the date of this Agreement through the Closing Date, none of the Sellers nor any of their Affiliates shall, nor shall they authorize or permit any officer, director, employee of, or any investment banker, attorney or other advisor or representative of the Sellers to, directly or indirectly, (i) solicit, initiate, encourage or induce (including by way of furnishing information) the submission of any Competing Proposal (as defined below), (ii) enter into or agree to enter into any Contract with respect to any Competing Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, provided, that nothing contained in this Section 6.07 or any other provision hereof shall prohibit the Sellers or Sellers' Boards of Directors from (i) taking and disclosing to the Sellers' stockholders a position with respect to an offer by a third party, or (ii) making such disclosure to Seller's stockholders as, in the good faith judgment of such Seller's Board of Directors, after receiving advice from outside counsel, is required under Applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director, employee or Affiliate of any Seller or any investment banker, attorney or other advisor or representative of any of the Sellers shall be deemed to be a breach of this Section 6.07 by Sellers. Notwithstanding the foregoing, prior to the Closing Date, Sellers may furnish information concerning its business, properties or assets to any Person or group and may negotiate and participate in discussions and negotiations with such Person or group concerning a Competing Proposal if:

              (w)    such Person or group has submitted a Competing Proposal;

              (x) the Board of Directors of such Seller determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors of such Seller to comply with its fiduciary duty under Applicable Law;

              (y) at least forty-eight (48) hours prior to furnishing any such information to, or entering into discussions or negotiations with, such Person or group, Sellers give Buyer written notice of the identity of such Person or group, of the terms and conditions of the offer and of Sellers' intention to furnish information to, or enter into discussions or negotiations with, such Person or group; and

              (z) such Seller receives from such Person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person or group by or on behalf of the Sellers containing terms no less favorable to Sellers than those set forth in the Confidentiality Agreement between Ecogen and Buyer dated May 10, 2001, as amended and restated by Ecogen and Buyer effective January 21, 2002.

Sellers will promptly notify Buyer of the existence of any proposal, discussion, negotiation or inquiry received by any Seller regarding any Competing Proposal. Contemporaneously with furnishing any such information to such Person or group, Sellers shall furnish such information to Buyer (to the extent that such information has not been previously furnished by Sellers to Buyer). Sellers will keep Buyer informed of the status of any such Competing Proposal and of any amendments or proposed amendments to any Competing Proposal. Sellers will provide Buyer with at least twenty-four (24) hours prior notice of any meeting of any Sellers Board of Directors at which such Seller's Board of Directors is reasonably expected to consider a Competing Proposal and will promptly notify Buyer of any determination by such Seller's Board of Directors that a Competing Proposal has been made.

              (b) "Competing Proposal" shall mean any proposal for a transaction or series of transactions to acquire, in any manner, any interest in, or a substantial portion of the Purchased Assets or to merge or engage in other business combinations involving the Purchased Assets, other than the transactions contemplated by the Transaction Agreements.

     Section 6.08 Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, withholding and other similar Taxes and related fees (including penalties, interest and additions to Tax) required to be paid in connection with this Agreement or the transactions contemplated hereby including all sales, transfer or other conveyance taxes shall be paid by the Sellers and shall constitute a Retained Liability. The Sellers shall prepare and timely file all Returns required to be filed in respect of any such Taxes.

     Section 6.09 Intellectual Property Matters. (a) The parties hereto agree that the Buyer, in its sole discretion, shall be entitled to control the filing and recording of the assignments of the Intellectual Property contemplated by this Agreement, by the Intellectual Property Collective Assignment and any individual assignment documents, and the Sellers hereby agree to provide to the Buyer any such information and documentation as may be reasonably necessary or desirable to file or record such assignments in any and all countries and jurisdictions requested by the Buyer. The Sellers shall cooperate with any written request by the Buyer to obtain signatures on all documentation including declarations and assignments, that may be required subsequent to the execution of this Agreement to enable the Buyer to secure and record any Intellectual Property in accordance with this Agreement.

     Section 6.10 Confidentiality. From and after the date of this Agreement, except as required by law, the Sellers shall not, and shall cause their Affiliates not to, disclose, divulge, furnish or make accessible to any Person, any confidential or proprietary information regarding the Purchased Assets including the Intellectual Property, the Technology, sales, profits, markets, products, clients, key personnel, pricing policies, operation methods, technical processes, designs, business affairs and methods, trade secrets and any other information not readily available to the public (collectively, the "Confidential Information"). The Sellers agrees to keep, or cause its Affiliates to keep, in strict confidence and not directly or indirectly disclose, divulge, furnish, make accessible or use any of the Confidential Information.

     Section 6.11 Covenant Not to Compete. (a) For the period ending on the third anniversary of the Closing Date, none of the Sellers or any Affiliate of the Sellers shall engage in the research, development, sale or distribution of Bt products or product components (other than CellCap(TM) Bt and in planta Bt products) and nematode related products and technology (including through the provision of management, consulting or advisory services or through a joint venture or partnership), in any geographical area in which the Sellers plan to do, currently do or have done business during the past three (3) years. For the avoidance of doubt, James P. Reilly, Jr. shall not be deemed an Affiliate of the Sellers once he leaves the employ of the Sellers.

              (b) For the period ending on the third anniversary of the Closing Date the Sellers or any Affiliate shall not induce or attempt to induce any person employed by the Buyer to leave the employ of the Buyer. Sellers and their Affiliates shall not hire any person formerly employed by Buyer for one (1) year after any such employee voluntarily leaves the employ of the Buyer.

              (c) Without intending to limit the remedies available to the Buyer, Sellers agree that damages at law would be an insufficient remedy to Buyer in the event of any breach by Sellers or any Affiliate of this Section
6.11 and that Buyer shall be entitled to injunctive relief or other equitable remedies in the event of any such breach (without the posting of a bond or other security).

              (d) If any of the provisions of this Section 6.11 are held to be unenforceable because of the scope, term or area of the applicability, then the court making such determination shall modify such scope, term or area or all of them to the extent necessary to render this Section 6.11 enforceable under applicable law and such provisions shall then be enforced in such modified form.

     Section 6.12 Security of Bt Strains. Sellers shall ensure the physical security of the copy of the Bt Strains and the sets of Databases and Binders retained by Ecogen pursuant to Sections 1.01(a)(iii) and 1.01(a)(iv) by limiting access to persons responsible for enforcing such rights of Sellers.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT
                              --------------------

     Section 7.01 Conditions to Each Party's Obligation To Effect The Closing. The respective obligations of each party to effect and complete the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

              (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any Governmental Entity and no other legal restraint or prohibition shall have arisen preventing the consummation of the transactions contemplated by this Agreement or by the other Transaction Agreements; provided, however, that, subject to Section 6.02, the Buyer and the Sellers shall have used their commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

              (b) Transaction Agreements. All the Transaction Agreements shall have been executed and delivered to the respective parties to such agreements.

              (c) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted, by the requisite vote under Applicable Law by the stockholders of each of the Sellers as contemplated by Section 6.06.

     Section 7.02 Conditions to Obligations of the Buyer. The obligations of the Buyer to effect and complete the Closing are further subject to the following conditions:

              (a) Representations and Warranties. All representations and warranties of the Sellers set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date). The Buyer shall have received certificates of the Sellers signed on behalf of such Seller by a duly authorized officer of such Seller to such effect.

              (b) Sellers' Performance of Obligations. The Sellers shall have performed in all respects all of such Seller obligations required to be performed by such Seller under this Agreement on or prior to the Closing Date. The Buyer shall have received a certificate of each of the Sellers signed on behalf of such Seller by a duly authorized officer of such Seller to such effect.

              (c) Absence of Material Adverse Effect. Since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Purchased Assets.

              (d) Consents and Approvals. All Consents set forth in Schedule
3.03 shall have been obtained and be in full force and effect and all Filings set forth in Schedule 3.03 shall have been made with the appropriate Person, and all applicable waiting periods shall have expired or terminated, and the Buyer shall have been furnished with written evidence satisfactory to it of the granting of such Consents or the submission of such Filings, as the case may be, provided, Sellers shall consult with Buyer prior to seeking any of the Consents and Filings set forth in Schedule 3.03 and such Consents and Filings shall be in form and substance satisfactory to Buyer.

              (e) Fees and Renewals. All payments of Permits, Product Registration and Intellectual Property fees, annuities, renewals which are due or payable on or before the Closing for any of the Products or Purchased Assets shall have been fully met or paid and Buyer shall not incur any late fee or fees for extension of time to act or pay.

              (f) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the purchase by the Buyer of any of the Purchased Assets or seeking to restrain or prohibit the consummation of the transaction contemplated hereby or by any of the other Transaction Agreements or seeking to obtain from any of the parties hereto any damages, (ii) seeking to prohibit or limit the ownership or operation by the Buyer of any portion of the Purchased Assets, or to compel the Buyer to dispose of or hold separate any portion of the Purchased Assets, as a result of the transaction contemplated hereby or by any of the other Transaction Agreements, (iii) seeking to prohibit the Buyer from effectively controlling any of the Purchased Assets, or (iv) which otherwise is reasonably likely to have a Material Adverse Effect on the Products or any of the Purchased Assets.

              (g) Opinions of Counsel. The Buyer shall have received the opinion of counsel to the Sellers, dated the Closing Date, addressed to the Buyer, containing the matters set forth in the form attached hereto as Exhibit B.

              (h) Affiliate Contracts. The Buyer shall have received evidence in form and substance satisfactory to the Buyer of the termination of any Affiliate Contracts between any of the Sellers, on the one hand, and any of the Sellers' Affiliates, on the other hand, relating to the Products or the Purchased Assets as set forth in Schedule 3.19.

          (i) Releases. The Buyer shall have received in form and substance satisfactory to the Buyer releases from the Lenders pursuant to Section 5.03 and all other holders of Liens on the Purchased Assets.

          (j) Non-Competition Agreement. James P. Reilly, Jr. shall have entered into a Non-competition Agreement in the form attached hereto as Exhibit C.

          (k) Inventor Assignment. The Buyer shall have received in form and substance satisfactory to the Buyer a duly executed inventor assignment from James A. Baum to Ecogen for U.S. Patent 5,650,308 ("Recombinant Bacillus Thuringiensis Strain Construction Method").

          (l) Termination Notice. The Buyer shall have received in form and substance reasonably satisfactory to the Buyer a written notice of Ecogen's termination of the Aventis Distribution Agreement duly executed by an appropriate officer of Ecogen, which notice shall instruct Aventis pursuant to Paragraph 3.7 of such agreement to transfer to the Buyer or its designee all of Aventis's rights of record or otherwise to registrations obtained pursuant to such agreement.

     Section 7.03 Conditions to Obligation of the Sellers. The obligation of the Sellers to effect and complete the Closing is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date). The Sellers shall have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

          (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Sellers shall have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

          (c) Opinion of Counsel. The Sellers shall have received the opinion of counsel to the Buyer, dated the Closing Date, addressed to the Sellers, containing the matters set forth in the form attached hereto as Exhibit D.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of the Buyer and the Sellers;

          (b) by either the Buyer or the Sellers in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement) if the transactions contemplated hereby or by the other Transaction Agreements are not consummated on or before June 28, 2002 (the "Outside Date") provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding ninety (90) days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or by the other Transaction Agreements or to a review by the SEC of the Securities Filings; further provided, however, that the passage of such period for such a review by the SEC shall not be tolled for a period exceeding sixty (60) days in the aggregate;

          (c) by either the Buyer or the Sellers in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement) if
(a) there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained herein and (b) such breach would result in a failure to satisfy a condition to the terminating party's obligation to consummate the transactions contemplated hereby or by the other Transaction Agreements;

          (d) by either the Buyer or the Sellers in writing, if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby or by the other Transaction Agreements and such order, decree, ruling or other action shall have become final and non-appealable; or

          (e) by either the Buyer or the Sellers in writing, if the other party
(a) consents to the appointment of a receiver or a general assignment for the benefit of creditors, (b) files or consents to the filing of a petition under any bankruptcy or insolvency law or (c) has any such petition filed against it which has not been stayed within thirty (30) days of the filing against it.

     Section 8.02 Effect of Termination. In the event of termination of this Agreement by either the Buyer or the Sellers as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto other than Section 3.17, Section 4.04, Section 6.03, Section 6.04 and this Section 8.02 and except to the extent that such termination results from the willful breach by a party of any covenant set forth in this Agreement.

     Section 8.03 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the agreements of the other party contained in this Agreement or (d) waive any condition to such party's obligation to effect and complete the Closing. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in

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

writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

     Section 9.01 Indemnification by the Sellers. Ecogen and Ecogen-Bio, jointly and severally, and Ecogen-Tech, severally, shall indemnify the Buyer and its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (collectively, a "Loss") suffered or incurred by any such indemnified party to the extent arising from (a) any breach of any representation or warranty of any of the Sellers which survives the Closing contained in this Agreement, (b) any breach of any representation or warranty of any of the Sellers which survives the Closing contained in the other Transaction Agreements, (c) any breach of any covenant or agreement of any of the Sellers contained in this Agreement or the other Transaction Agreements requiring performance after the Closing Date, (d) any of the Excluded Assets and the Retained Liabilities; and (e) any failure to comply with applicable bulk sales laws, provided that, except in the case of fraud and other than any Losses with respect to breaches of the representations and warranties contained in Sections
3.01 (Organizations, Standing and Power), 3.02 (Authority, Execution and Delivery, Enforceability) and 3.06 (Taxes), (A) the Sellers shall not be liable under Section 9.01(a) and (b) unless and until the aggregate amount of Losses with respect to matters referred to in Section 9.01(a) and (b) exceeds U.S. $75,000 (the "Threshold Amount") (and thereafter shall be liable for any and all Losses under Section 9.01(a) and (b), including the Threshold Amount) (B) the Sellers' maximum liability under Section 9.01(a) and (b) shall not exceed the Purchase Price, and (C) the Sellers' maximum liability under Section 9.01(e) shall not exceed $550,050.62.

     Section 9.02 Indemnification by the Buyer. The Buyer shall indemnify the Sellers, their Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any Loss suffered or incurred by any such indemnified party to the extent arising from (a) any breach of any representation or warranty of the Buyer which survives the Closing contained in this Agreement, (b) any breach of any representation or warranty of the Buyer which survives the Closing contained in the other Transaction Agreements, (c) any breach of any covenant or agreement of the Buyer contained in this Agreement or the other Transaction Agreements requiring performance after the Closing Date; (d) any liabilities under the Assumed Contracts arising from Buyer's actions or inactions after the Closing Date of Buyer provided that, except in the case of fraud, (A) the Buyer shall not be liable under Section 9.02(a) and (b) unless and until the aggregate amount of Losses with respect to matters referred to in Section 9.02(a) and (b) exceeds the Threshold Amount (and thereafter shall be liable for any and all Losses under Section 9.02(a) and (b), including the Threshold Amount) and (B) the Buyer's maximum liability under Section 9.02(a) shall not exceed the Purchase Price.

     Section 9.03 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (a) with respect to Taxes, shall terminate sixty (60) days after expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (giving effect to any extension thereof), (b) pursuant to Sections 9.01(a) and (b) and 9.02(a) and (b), shall terminate when the applicable representation or warranty terminates pursuant to Section 10.01, (c) pursuant to Section 9.01(e) shall terminate one year after the Closing Date, and (d) pursuant to the other clauses of Sections 9.01 and 9.02 shall continue indefinitely; provided, however, that as to clauses (a) and (b) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

     Section 9.04 Procedures Relating to Indemnification for Third Party Claims. In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person (other than a party hereto) against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within twenty (20) Business Days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification obligations set forth in this Article IX except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, reasonably promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if the indemnifying party so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

     If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified party shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, neither the indemnifying party nor the indemnified party shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the other party's prior written consent (which consent shall not be unreasonably withheld).

     Section 9.05 Procedures Related to Indemnification for Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 9.01 or 9.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 9.01 or 9.02, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.

     Section 9.06 Obligations of the Sellers. From the Closing Date until the later of January 31, 2004, or the filing date of Ecogen's Annual Report on Form 10-K for the year ended October 31, 2003, Ecogen agrees that it will not directly or indirectly pay any dividends, make any distribution or transfer of cash or any other property to any of its stockholders unless, prior to or concurrently with such dividend, distribution or transfer, such stockholders agree, in writing reasonably satisfactory to and for the express benefit of the Buyer, to be bound by such Sellers' obligations pursuant to this Agreement and the Transaction Agreements up to the amount of such distribution to such stockholder and the Buyer is provided with an original executed copy of such agreement upon which it can rely, provided, however, such obligation shall not apply to (i) sales of any Ecogen property or assets made on an arm's-length basis by Ecogen to any stockholders holding less than 10% of any of Ecogen's voting equity and (ii) dividends paid to Ecogen's 2000A Convertible Preferred Stock stockholders. Any purported dividend, transfer or distribution of all or substantially all of Ecogen's properties or assets in violation of this Section
9.06 shall be null and void.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

     Section 10.01 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any other document delivered in connection herewith shall survive the Closing and shall terminate as of the eighteen month anniversary of the Closing Date except for (i) Section
3.06 which shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations (giving effect to any extension thereof); (ii) the representations and warranties set forth in Sections 3.01 and
3.02 which shall not terminate. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

     Section 10.02 Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by confirmed facsimile (with the original to follow by first class mail, postage prepaid) or sent, postage prepaid, by registered or certified mail or internationally recognized overnight courier service and shall be deemed given when so delivered by hand, facsimile, mail or overnight courier service at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)    if to the Buyer, to

                  Certis USA
                  9145 Guilford Road
                  Suite 175
                  Columbia, MD 21046
                  Attention: President
                  Telecopy: (301) 604-7015

                  with a copy to:

                  Pillsbury Winthrop LLP
                  One Battery Park Plaza
                  New York, NY 10004
                  Attention: Donald G. Kilpatrick
                  Telecopy: (212) 858-1500

              (b)    if to the Sellers, to

                  Ecogen Inc.
                  2000 West Cabot Blvd. #170
                  Langehorne, PA  19047-1811
                  Attention: James P. Reilly, Jr.
                  President and Chief Executive Officer
                  Telecopy: (215) 757-3339

                  with a copy to:

                  Blank Rome Comisky and McCauley LLP
                  The Chrysler Building, 405 Lexington Avenue
                  New York, NY  10174
                  Attention: Emanuel J. Adler
                  Telecopy: (212) 885-5001

     Section 10.03   Definitions. (a) For purposes of this Agreement:

     "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "Aventis" means Aventis S.A., a French societe anonyme.

     "Aventis Distribution Agreement" means the Distribution Agreement dated March 26, 1991, as amended from time to time, originally between Ecogen and Roussel-Uclaf and ultimately assigned to Aventis.

     "Bill of Sale" means the bill of sale to be delivered by the Sellers to the Buyer on the Closing Date in the form attached hereto as Exhibit E.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized to close.

     "Ecogen License Agreement" means the Ecogen License Agreement dated January 24, 1996 among Ecogen, Ecogen-Bio and Monsanto pursuant to which Ecogen is the exclusive licensee from Monsanto of certain Bt technology including Bt strains and genes for Microbial Applications.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, Inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all lease obligations of such Person capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) (other than forward or spot foreign currency exchange contracts entered into in the ordinary course of business consistent with past practice), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and
(x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

     "Intellectual Property Collective Assignment" means the Intellectual Property Collective Assignment, to be dated as of the Closing Date, in the form attached hereto as Exhibit F.

     "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise), (a) any mortgage, lien, encumbrance, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Indebtedness, liability or obligation in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Material Adverse Effect" means (i) for any party, a material adverse effect on the ability of such party to perform its obligations under any of the Transaction Agreements or on the ability of such party to consummate the transactions contemplated hereby or by any of the other Transaction Agreements and (ii) for the Purchased Assets, a material adverse effect on the ability to use the Purchased Assets by Buyer to the same degree the Purchased Assets were used by any of the Sellers.

     "Microbial Applications" means the use, development or commercialization of insecticidal, bacterial, fungicidal, pesticidal, medical, veterinary, scientific, nutritional, food additive or preservative materials, textiles and similar products (but not the use, development or commercialization of transgenic plants, seeds, cells or use of genetic material so plants express new materials ("In Planta Applications").

     "Monsanto" means the Monsanto Company, a Delaware corporation.

     "Monsanto 2001 Purchase Agreement" means the Purchase Agreement dated October 4, 2001 between Monsanto and Ecogen.

     "Monsanto Investment Agreement" means the Investment Agreement dated January 24, 1996 between Monsanto and Ecogen.

     "Monsanto License Agreement" means the Monsanto License Agreement dated January 24, 1996 among Ecogen, Ecogen-Bio and Monsanto pursuant to which Monsanto is the exclusive licensee from Ecogen of Ecogen Bt technology solely for In Planta Applications.

     "Monsanto Research and Development Agreement" means the Research and Development Agreement dated January 24, 1996 between Monsanto and Ecogen, as amended and restated by the Amended and Restated Research and Development Agreement dated January 30, 1998 between Monsanto and Ecogen.

     "Monsanto Technology Assignment Agreement" means the Technology Assignment Agreement dated January 24, 1996 between Ecogen and Monsanto.

     "Mycogen" means the Mycogen Corporation, a California Corporation.

     "Mycogen Settlement Agreement" means the License Agreement for Bioinsecticide dated March 12, 1998 between Mycogen and Ecogen.

     "Permitted Liens" means Liens for taxes, assessments or governmental charges which are not yet due and payable or that, subject to adequate security for payment, are being properly contested in good faith by the Seller.

     "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

     "SEC" means the United States Securities and Exchange Commission or any successor agency, or with respect to any country or jurisdiction outside of the United States, the Governmental Entity in such country or jurisdiction that performs substantially similar functions as the SEC.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Sellers' Monsanto R&D License Rights" means Sellers' worldwide, perpetual, exclusive, fully paid-up, royalty free, transferable license to the Bt strains or genes discovered or developed in the research program under the Monsanto Research and Development Agreement, and all patents, trade secrets and copyrights arising therefrom, to make, have made, offer for sale, import, use or sell products solely for Microbial Applications.

     "Sellers' Monsanto 2001 License Rights" means Sellers' worldwide, perpetual, exclusive, fully paid-up, royalty free transferable license pursuant to Sections 2.2 and 2.4 of the Monsanto 2001 Purchase Agreement (but excluding license rights with respect to Bacillus Sphaericus) to make, have made, offer for sale, import, use or sell products solely for Microbial Applications.

     "Subsidiary" (including "Subsidiaries") means any corporation, joint venture, partnership, limited liability company or other entity of which the Seller, directly or indirectly, owns or controls capital stock or other equity interests representing more than fifty percent (50%) of the general voting power of such entity under ordinary circumstances.

     "Transaction Agreements" means, collectively, this Agreement, the Pre-Closing Business Arrangement Agreement, the Instruments of Assignment and Assumption, the Bills of Sale, the Intellectual Property Collective Assignment and any individual assignment documents.

              (b) The following terms have the meanings set forth in the Sections set forth below:

                     Term                                Section
                     ----                                -------

     Affiliate                                           10.03(a)
     Affiliate Contracts                                 3.19(a)
     Agreement                                           Recital
     Applicable Law                                      3.03
     Arbitration Panel                                   10.10(c)
     Assumed Contracts                                   1.01(a)(vii)
     Audited Financial Statements                        3.04(a)
     Aventis                                             10.03(a)
     Aventis Distribution Agreement                      10.03(a)
     Bill of Sale                                        10.03(a)
     Binders                                             1.01(a)(iii)

                     Term                                Section
                     ----                                -------

     Bt                                                  Recital
     Bt Strains                                          1.01(a)(iii)
     Business Day                                        10.03(a)
     Buyer                                               Recital
     Closing                                             2.01
     Closing Date                                        2.01
     Closing Date Inventory Amount                       1.04(a)
     Competing Proposal                                  6.07
     Confidential Information                            6.10
     Consent                                             3.03
     Contracts                                           3.12
     Databases                                           1.01(a)(iv)
     Ecogen                                              Recital
     Ecogen-Bio                                          Recital
     Ecogen-Tech                                         Recital
     Ecogen License Agreement                            10.03(a)
     Environmental Laws                                  3.10(b)
     EPA                                                 2.02(a)(vii)
     Exchange Act                                        10.03(a)
     Excluded Assets                                     1.01(b)
     Filing                                              3.03
     Financial Statements                                3.04(a)
     Governmental Entity                                 3.03
     Hazardous Materials                                 3.10(b)
     Indebtedness                                        10.03(a)
     Instrument of Assignment and Assumption             1.01(c)
     Intellectual Property                               1.01(a)(ix)
     Intellectual Property Collective Assignment         10.03(a)
     Intellectual Property Contracts                     3.11(c)
     Inventory                                           1.01(a)(i)
     Inventory Statement                                 1.04
     Judgment                                            3.03
     Lenders                                             5.03
     Lien                                                10.03(a)
     Loss                                                9.01
     Material Adverse Effect                             10.03(a)
     Microbial Applications                              10.03(a)
     Monsanto                                            10.03(a)
     Monsanto 2001 Purchase Agreement                    10.03(a)
     Monsanto Investment Agreement                       10.03(a)
     Monsanto License Agreement                          10.03(a)
     Monsanto Research and Development Agreement         10.03(a)
     Monsanto Technology Assignment Agreement            10.03(a)

                     Term                                Section
                     ----                                -------

     Mycogen                                             10.03(a)
     Mycogen Settlement Agreement                        10.03(a)
     Mycogen Bt Toxin                                    1.01(b)(i)
     Mycogen Letter                                      1.04(b)
     October 2001 Financial Statements                   3.04(a)(ii)
     Other Materials                                     1.01(a)(xi)
     Outside Date                                        8.01(b)
     Permits                                             1.01(a)(v)
     Person                                              10.03(a)
     Permitted Liens                                     10.03(a)
     Pre-Closing Business Arrangement Agreement          Recital
     Proceedings                                         3.08
     Products                                            Recital
     Product Registrations                               1.01(a)(v)
     Purchase Price                                      1.02(a)
     Purchased Assets                                    1.01(a)
     Records                                             1.01(a)(vi)
     Release                                             3.10(b)
     Retained Liabilities                                1.02(b)
     Returns                                             3.06(a)
     SEC                                                 10.03(a)
     Securities Act                                      10.03(a)
     Securities Filings                                  6.06
     Sellers                                             Recital
     Sellers' Monsanto R&D License Rights                10.03(a)
     Sellers' Monsanto 2001 License Rights               10.03(a)
     Seller's SEC Documents                              3.04(b)
     SOPs                                                1.01(a)(iii)
     Stockholder Letter Agreement                        Recital
     Subsidiaries                                        10.03(a)
     Strains                                             1.01(a)(iii)
     Tax and Taxes                                       3.06(a)
     Technology                                          1.01(a)(iii)
     Threshold Amount                                    9.01
     Third Party Claim                                   9.04
     Transaction Agreements                              10.03(a)
     Unaudited Financial Statements                      3.04(a)
     U.S. GAAP                                           3.04(a)

     Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or other provision will be interpreted so as to best accomplish the intent of the parties within the limits of Applicable Law.

     Section 10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.06 Entire Agreement; No Third-Party Beneficiaries. (a) Each of the representations, warranties, covenants and agreements of any party hereto contained in any Schedule or Exhibit hereto or any certificate delivered by or on behalf of such party pursuant to Sections 7.02 or 7.03 of this Agreement will be deemed incorporated and contained in this Agreement and will constitute representations, warranties, covenants and agreements of such party. This Agreement (including the Schedules and Exhibits hereto), supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) with respect to the subject matter hereof, provided that the Confidentiality Agreement dated May 10, 2001 between Ecogen and Buyer, as amended and restated by Ecogen and Buyer effective January 21, 2002, shall remain in full force and effect. This Agreement (including the Schedules and Exhibits hereto), together with the other Transaction Agreements, constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and there are no agreements or commitments by or among such parties or the Affiliates with respect to the subject matter hereof except as expressly set forth herein. No investigation or receipt of information by or on behalf of the Buyer will diminish or obviate any of the representations, warranties, covenants or agreements of the Seller under this Agreement or the conditions to obligations of the Buyer under this Agreement. No investigation or receipt of information by or on behalf of the Seller will diminish or obviate any of the representations, warranties, covenants or agreements of the Buyer under this Agreement or the conditions to the obligations of the Seller under this Agreement.

              (b) Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 10.07 Amendments. No modification or amendment of this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and executed by all of the parties hereto.

     Section 10.08 Assignment; Successors in Interest. (a) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the Buyer may, in its sole discretion, assign any of or all of its rights, interests and obligations under this Agreement to any wholly owned subsidiary of Mitsui & Co. (U.S.A.), Inc., but no such assignment shall relieve the Buyer of any of its obligations under this Agreement. Any purported assignment in violation of this Section 10.08 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

              (b) In the event that any of the Sellers sells, transfers or leases all or substantially all of its assets, or is not the surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, such Seller will cause such purchaser or surviving corporation, as the case may be, to assume such Seller's obligations under this Agreement upon the consummation of any such transaction, so long as any of such obligations remain outstanding, unpaid or unperformed.

     Section 10.09 Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 10.10 Arbitration. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the other Transaction Agreements that cannot be resolved between the Buyer and the Sellers shall be resolved in accordance with the procedures specified in this Section 10.10, which shall constitute the sole and exclusive procedures for the resolution of such disputes.

              (b) The Buyer and the Sellers agree to use their commercially reasonable efforts to settle promptly any disputes or claims arising out of or relating to this Agreement or the Transaction Agreements through negotiations conducted in good faith between representatives of each party having authority to reach such a settlement. All negotiations pursuant to this Section 10.10 shall be confidential and shall be treated as compromise and settlement negotiations and shall not be admissible for any purposes in any subsequent arbitration.

              (c) Any dispute arising out of or relating to this Agreement or the other Transaction Agreements which has not been resolved by negotiations as provided in subsection (b) of this Section 10.10, within forty-five (45) days from the date that such negotiations shall have been first requested by any party hereto, shall be settled by arbitration before a panel of three (3) independent and impartial arbitrators (the "Arbitration Panel") in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, except to the extent such rules are inconsistent with this Agreement, in which case the provisions of this Agreement shall be followed. The Buyer and the Sellers each shall select one (1) member of the Arbitration Panel, who shall jointly select the third member of the Arbitration Panel. In no case shall there be any ex parte communications between any party hereto and any member of the Arbitration Panel regarding any dispute between the parties. If the Buyer or the Sellers refuses to participate in good faith in negotiations as provided in subsection (b) of this Section 10.10, the Buyer or the Sellers, as the case may be, may initiate arbitration at any time after such refusal without waiting for the expiration of the forty-five (45) day period. Except as provided in subject (d) of this Section 10.10, relating to provisional remedies, the Arbitration Panel shall decide all aspects of any dispute brought to them, including attorney disqualification and the timeliness of the making of any claim. The Arbitration Panel shall have the discretion to order a pre-hearing exchange of information by the parties, including the production of requested documents, the exchange of testimony of proposed witnesses, and the examination by deposition of parties. The Arbitration Panel shall not have the authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

              (d) The Buyer or the Sellers may, without prejudice to any negotiation or arbitration procedures, proceed to any court of competent jurisdiction to obtain provisional judicial relief if, in the Buyer's or the Sellers' discretion, as the case may be, such action is necessary to avoid imminent irreparable harm or to preserve the status quo pending the conclusion of the dispute procedures specified in this Section 10.10.

              (e) The site of any arbitration brought pursuant to this Agreement shall be New York, NY, and the language in which the arbitration shall be conducted, including all writings relating thereto (including the award of the Arbitration Panel), shall be in English. All discovery activities shall be completed within sixty (60) days after the initial meeting of the Arbitration Panel. The award of the Arbitration Panel shall be (i) final and binding upon the parties, (ii) issued within ninety (90) days after the initial meeting of the Arbitration Panel, (iii) in writing and (iv) set forth the factual and legal bases for such award. The Arbitration Panel is to award attorneys' fees and cost of the arbitration to the prevailing party. Judgment on the award rendered by the Arbitration Panel may be entered and enforced in any court having jurisdiction thereof in accordance with the New York Convention on Arbitration.

     Section 10.11   Interpretation. (a) Unless the context otherwise requires,
(i) all references made in this Agreement to a Section, Schedule or an Exhibit are to a Section, Schedule or an Exhibit of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, (iii) "or" is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and vice versa, (v) the phrase "to the best knowledge of the Seller" means to the best knowledge of the individuals identified in Schedule 10.11, in each case after due inquiry, provided, however, nothing contained in this Agreement shall be deemed to make either individual personally liable hereunder. The table of contents and headings contained in this Agreement and the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and the Schedules and Exhibits hereto. Whenever the words "include," " includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              (b) In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

              (c) All references to "$" or dollar amounts are to lawful currency of the United States of America.

              (d) All documents and correspondence relating to this Agreement and the other Transaction Agreements shall be in the English language.

     Section 10.12 Schedules. For purposes of this Agreement, information which is necessary to make a schedule delivered pursuant to this Agreement complete and accurate, but is omitted therefrom, shall nevertheless be deemed to be contained therein if it is contained on any other schedule; but only if such information appears on such other schedule in such form and detail that it is reasonably apparent to the party receiving such schedule that it is responsive to the requirements of such given schedule. The parties may, at their option, include in one or more of the disclosure schedules delivered by it pursuant hereto items which are not "material" or otherwise required to be disclosed; and the inclusion of any such item shall not be deemed to be an acknowledgement by such party that it is "material" or that it is required to be disclosed.

     Section 10.13 Waiver. The failure of any of the parties to enforce at any time any of the provisions of this Agreement or the other Transaction Agreements shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any other Transaction Agreement or any part hereof or thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement or any other Transaction Agreement shall be held to be a waiver of any other subsequent breach or non-compliance.

     Section 10.14 Payments. Unless otherwise provided, all payments required to be made pursuant to this Agreement or the other Transaction Agreements shall be made in U.S. Dollars in the form of cash or by wire transfer or immediately available funds to an account designated by the party receiving such payment.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

                                         ECOGEN INC.

                                         By:   /s/ James P. Reilly Jr.
                                              ----------------------------------
                                              James P. Reilly, Jr.
                                              Chairman, President and Chief
                                              Executive Officer


                                         ECOGEN-BIO, INC.

                                         By:   /s/ James P. Reilly Jr.
                                              ----------------------------------
                                              James P. Reilly, Jr.
                                              Chairman, President and Chief
                                              Executive Officer


                                         ECOGEN TECHNOLOGIES I INC.

                                         By:   /s/ James P. Reilly Jr.
                                              ----------------------------------
                                              James P. Reilly, Jr.
                                              Chairman, President and Chief
                                              Executive Officer


                                         CERTIS U.S.A., L.L.C.

                                         By:   /s/ Dennis S. Banasiak
                                              ----------------------------------
                                              Dennis S. Banasiak
                                              President and Chief Executive
                                              Officer

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                       ARTICLE I
                                       ---------

                              PURCHASE AND SALE OF ASSETS
                              ---------------------------

Section 1.01       Purchase and Sale of Assets....................................   1
Section 1.02       Purchase Price.................................................   4
Section 1.03       Payment of Purchase Price......................................   5
Section 1.04       Adjustment to Purchase Price...................................   5
Section 1.05       Allocation of Purchase Price...................................   5
Section 1.06       Further Assurances.............................................   5

                                       ARTICLE II
                                       ----------

                                        CLOSING
                                        -------

Section 2.01       Closing Date...................................................   6
Section 2.02       Instruments of Conveyance, Transfer, Assumption, Etc...........   6

                                      ARTICLE III
                                      -----------

                       REPRESENTATIONS AND WARRANTIES OF SELLERS
                       -----------------------------------------

Section 3.01       Organization, Standing and Power...............................   9
Section 3.02       Authority; Execution and Delivery; Enforceability..............   9
Section 3.03       No Conflicts; Consents.........................................   9
Section 3.04       Financial Statements; SEC Documents; Undisclosed Liabilities...  10
Section 3.05       Absence of Certain Changes or Events...........................  11
Section 3.06       Taxes..........................................................  11
Section 3.07       Workers' and Users' Injuries...................................  12
Section 3.08       Litigation.....................................................  12
Section 3.09       Compliance with Applicable Laws................................  12
Section 3.10       Environmental Matters..........................................  13
Section 3.11       Intellectual Property..........................................  13
Section 3.12       Contracts......................................................  16
Section 3.13       Product Registrations and Permits..............................  17
Section 3.14       Suppliers......................................................  18
Section 3.15       Distributors and Customers.....................................  18

Section 3.16       Manufacturers..................................................  18
Section 3.17       Brokers........................................................  18
Section 3.18       Machinery and Equipment; Other Materials.......................  18
Section 3.19       Transactions with Affiliates...................................  18
Section 3.20       Products.......................................................  19
Section 3.21       Inventory......................................................  19
Section 3.22       False and Misleading Statements; Schedules Complete............  20

                                       ARTICLE IV
                                       ----------

                      REPRESENTATIONS AND WARRANTIES OF THE BUYER
                      -------------------------------------------

Section 4.01       Organization, Standing and Power...............................  20
Section 4.02       Authority; Execution and Delivery; Enforceability..............  20
Section 4.03       No Conflicts; Consents.........................................  21
Section 4.04       Brokers........................................................  21
Section 4.05       Schedule Complete..............................................  21

                                       ARTICLE V
                                       ---------

                       COVENANTS RELATING TO CONDUCT OF BUSINESS
                       -----------------------------------------

Section 5.01       Conduct of Business by the Sellers.............................  21
Section 5.02       Other Actions..................................................  22
Section 5.03       Sellers' Secured Loans.........................................  22
Section 5.04       Advise of Changes..............................................  23

                                       ARTICLE VI
                                       ----------

                                 ADDITIONAL AGREEMENTS
                                 ---------------------

Section 6.01       Access to Information..........................................  23
Section 6.02       Commercially Reasonable Efforts................................  23
Section 6.03       Fees and Expenses..............................................  23
Section 6.04       Public Announcements...........................................  23
Section 6.05       Advertising and Promotional Materials..........................  24
Section 6.06       Stockholder's Meeting..........................................  24
Section 6.07       Nonsolicitation................................................  24
Section 6.08       Transfer Taxes.................................................  25
Section 6.09       Intellectual Property Matters..................................  26
Section 6.10       Confidentiality................................................  26

Section 6.11       Covenant Not to Compete.........................................  26
Section 6.12       Security of Bt Strains..........................................  27

                                      ARTICLE VII
                                      -----------

                                  CONDITIONS PRECEDENT
                                  --------------------

Section 7.01       Conditions to Each Party's Obligation To Effect The Closing.....  27
Section 7.02       Conditions to Obligations of the Buyer..........................  27
Section 7.03       Conditions to Obligation of the Sellers.........................  29

                                      ARTICLE VIII
                                      ------------

                           TERMINATION, AMENDMENT AND WAIVER
                           ---------------------------------

Section 8.01       Termination.....................................................  29
Section 8.02       Effect of Termination...........................................  30
Section 8.03       Extension; Waiver...............................................  30

                                       ARTICLE IX
                                       ----------

                                    INDEMNIFICATION
                                    ---------------

Section 9.01       Indemnification by the Sellers..................................  31
Section 9.02       Indemnification by the Buyer....................................  31
Section 9.03       Termination of Indemnification..................................  31
Section 9.04       Procedures Relating to Indemnification for Third Party Claims...  32
Section 9.05       Procedures Related to Indemnification for Other Claims..........  33
Section 9.06       Obligations of the Sellers......................................  33

                                       ARTICLE X
                                       ---------

                                   GENERAL PROVISIONS
                                   ------------------

Section 10.01      Survival of Representations and Warranties......................  33
Section 10.02      Notices.........................................................  33
Section 10.03      Definitions.....................................................  34
Section 10.04      Severability....................................................  39
Section 10.05      Counterparts....................................................  40
Section 10.06      Entire Agreement; No Third-Party Beneficiaries..................  40
Section 10.07      Amendments......................................................  40

Section 10.08  Assignment; Successors in Interest..........................  40
Section 10.09  Governing Law...............................................  41
Section 10.10  Arbitration.................................................  41
Section 10.11  Interpretation..............................................  42
Section 10.12  Schedules...................................................  43
Section 10.13  Waiver......................................................  43
Section 10.14  Payments....................................................  43